UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annual Meeting of Stockholders

On May 21, 2013, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Entertainment, Inc. (the “Company”), the stockholders approved amendments to the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”).

The amendments to the 2005 Plan increased by 1,800,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the 2005 Plan. The amendments to the 2005 Plan also increases the maximum number of awards under the 2005 Plan that may be issued as incentive stock options from 7,150,000 shares to 8,950,000 shares of common stock of the Company. Following the amendments to the 2005 Plan, up to an aggregate of 8,950,000 shares of common stock of the Company, plus certain shares subject to awards granted under specified prior plans and arrangements, are authorized for issuance under the 2005 Plan.

A more detailed description of the terms of the 2005 Plan, as amended, is contained in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2013. The foregoing summary is qualified in its entirety by the full text of the 2005 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Form of Performance Share Agreement

On May 20, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a Form of Performance Share Agreement (the “Performance Share Agreement”) to govern grants of performance shares which are awarded pursuant to the 2005 Plan. The foregoing description of the Performance Share Agreement is qualified in its entirety by reference the Performance Share Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 21, 2013, the Company held its Annual Meeting of Stockholders.

(b)	At the Annual Meeting, the stockholders of the Company (i) elected seven directors to serve for the coming year on the Company’s Board of Directors; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; (iii) approved the amendments to the 2005 Plan, as described in Item 5.02 above; and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2013 fiscal year.

The following are the final voting results as to the four proposals submitted at the Annual Meeting.

Proposal One: Proposal to elect seven directors to serve for the coming year on the Company’s Board of Directors. The final vote tabulation for each of the individual directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

Stephen C. Comer	44,549,195	998,981	19,205	4,461,039

Richard J. Goeglein	45,355,340	193,036	19,005	4,461,039

Bruce A. Leslie	45,378,347	166,713	22,321	4,461,039

James L. Martineau	44,272,562	1,272,499	22,320	4,461,039

Desirée Rogers	45,361,860	170,957	34,564	4,461,039

Anthony M. Sanfilippo	45,360,254	183,515	23,612	4,461,039

Jaynie M. Studenmund	44,434,514	1,098,280	34,587	4,461,039

Proposal Two: Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes

43,874,162	412,401	1,280,818	4,461,039

Proposal Three: Proposal to approve the amendments to the 2005 Plan. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes

42,503,782	3,047,372	16,227	4,461,039

Proposal Four: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2013 fiscal year. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes

49,838,614	182,430	7,376	—

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

Exhibit 10.2	Form of Performance Share Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: May 22, 2013	By:	/s/ Elliot D. Hoops
Elliot D. Hoops Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

Exhibit 10.2	Form of Performance Share Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended